Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of Waccamaw Bankshares, Inc., and the several undersigned Officers and Directors thereof whose signatures appear below hereby makes, constitutes, and appoints James G. Graham and David A. Godwin, or either of them, its and his or her true and lawful attorneys, with full power of substitution to execute, deliver and file in its or his or her name and on its or his or her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below; (a) Registration Statements on Form S-1 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of shares of the company’s common stock, no par value per share, to be issued in connection with a rights offering to existing shareholders and a public offering, all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter the “Registration Statements”); (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statements; and (c) any other registration statements and exhibits thereto related to the offering that is subject to the Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered thereby; and each of Waccamaw Bankshares, Inc. and said Officers and Directors hereby grants to said attorneys, or any of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Waccamaw Bankshares, Inc. might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Waccamaw Bankshares, Inc. and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its or his or her signatures as the same may be signed by said attorneys to any or all of the following (and/or any and all amendments and supplements to any or all thereof); such Registration Statements filed under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and all documents in support thereof or supplemental thereto, filed under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Waccamaw Bankshares, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

WACCAMAW BANKSHARES, INC.
(Registrant)

By:	/s/ James G. Graham
James G. Graham
President and Chief Executive Officer

Dated: May 14, 2010

SIGNATURE	CAPACITY

/s/ James G. Graham	President, Chief Executive Officer, and Director
James G. Graham

/s/ David A. Godwin David A. Godwin	Senior Vice President and Chief Financial Officer (principal financial officer) (principal accounting officer)

/s/ Neil Carmichael Bender, II	Director
Neil Carmichael Bender, II

/s/ Murchison B. Biggs	Director
Murchison B. Biggs

/s/ Brian D. Campbell	Director
Brian D. Campbell

/s/ Maudie M. Davis	Director
Maudie M. Davis

/s/ Crawford Monroe Enzor, III	Director
Crawford Monroe Enzor, III

Director
James E. Hill, Jr.

/s/ Alan W. Thompson	Director
Alan W. Thompson

/s/ R. Dale Ward	Director
R. Dale Ward

/s/ J. Densil Worthington	Director
J. Densil Worthington